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                 [COOPERS & LYBRAND letterhead]







                 CONSENT OF INDEPENDENT ACCOUNTS


          We consent to the incorporation by reference in the
registration statement on Form S-8 (File No. 333-   ) of Franklin
Bancorporation, Inc. pertaining to the Franklin Bancorporation, Inc. 1997 Stock Option Plan of our report dated February 7, 1997, on our audits of the consolidated financial statements of Franklin Bancorporation as of December 31, 1996 and 1995 and for the years then ended, which report is included in the Franklin Bancorporation, Inc. 1996 Form 10-K.



                                        \s\ Coopers & Lybrand L.L.P
                                        COOPERS & LYBRAND L.L.P.


Washington, D.C.
July 11, 1997